As filed with the Securities and Exchange Commission   Registration No. 33-81026
on February 29, 2000
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      ------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM SB-2
                                       ON
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                           THE SOLOMON-PAGE GROUP LTD.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                  51-0353012
   (State or Other Jurisdiction of                 (I.R.S. Employer
   Incorporation or Organization)                  Identification Number)

                     1140 Avenue of the Americas, 9th Floor
                            New York, New York 10036
                                 (212) 403-6100

               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                                  Lloyd Solomon
             Vice Chairman of the Board and Chief Executive Officer
                           The Solomon-Page Group Ltd.
                           1140 Avenue of the Americas
                            New York, New York 10036
                                 (212) 403-6100

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                      ------------------------------------
                                    Copy to:
                              David J. Adler, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky, LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200
                           (212) 755-1467 (Facsimile)
                      ------------------------------------

         Approximate date of commencement of proposed sale to the public: Not applicable

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

         Pursuant to the undertaking required by Item 512 (a) (3) of Regulation S-K, The Solomon-Page Group, Ltd (" Registrant") hereby withdraws from registration an aggregate of 1,875,000 shares of its common stock, par value $.001 per share (the "Common Stock"). This amount represents Common Stock issuable upon exercise of 1,675,000 redeemable Class A common stock purchase warrants of the Registrant and 200,000 shares of Common Stock issuable upon exercise of a purchase option.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 22 day of February, 2000.


                                              THE SOLOMON-PAGE GROUP LTD.

                                              /s/ Lloyd Solomon
                                              ------------------------------
                                              Lloyd Solomon
                                              Vice Chairman of the Board and
                                              Chief Executive Officer


                       POWER OF ATTORNEY AND SIGNATORIES.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                 Title                               Date
---------                 -----                               ----


/s/ Herbert Solomon       Chairman of the Board and           February 22, 2000
------------------------
Herbert Solomon           Director


/s/ Lloyd Solomon         Vice Chairman of the Board,         February 22, 2000
------------------------
Lloyd Solomon             Chief Executive Officer and
                          Director (Principal
                          Executive Officer)

/s/ Scott Page            President and Director              February 22, 2000
------------------------
Scott Page

/s/ Eric M. Davis         Vice President-Finance,             February 22, 2000
-----------------------   Chief Financial Officer and
Eric M. Davis             Director (Principal Financial
                          and Accounting Officer)


* /s/ Edward Ehrenberg    Director                            February 22, 2000
----------------------
Edward Ehrenberg


* /s/ Joel A. Klarreich   Director                            February 22, 2000
----------------------
Joel A. Klarreich


          *By: /s/ Eric M. Davis
              -----------------------------
                  Eric M. Davis
                  Attorney-in-Fact